UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

June 23, 2014
Date of Report (Date of Earliest event reported)

BROADLEAF CAPITAL PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 S. Laurel, Luling, TX	78648
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(713) 333-3630

N/A____________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)   Not applicable.

(b)   Effective June 23, 2014, T.W. Owen, our Chief Financial Officer, resigned. On June 26, 2014, Damon L. Wagley, our President and a director resigned.  Mr. Wagley will continue as President and sole director of our wholly owned subsidiary, Texas Gulf Exploration & Production, Inc.

(c)   (1)     Effective June 27, 2014, Craig Crawford was elected President, Chief Financial Officer and a director of  the Company.

(2)     Craig Crawford, 61, President, Chief Financial Officer and Director. Mr. Crawford has been employed as a senior manager or senior officer in the the oil & gas industry for over 35 years. His most recent employment is  as follows:  From August 2008 to July 2011, he served as Director of Operations of Willbros, Inc. - Facilities Business Unit. In January 2010 he particicpated in the formation of Texas Gulf Oil & Gas, Inc,. From July 2011 to April 2014, he served as a Co-founder and Chief Executive/Chief Financial Officer and a director of Texas Gulf Energy, Inc., and as President of International Plant Services LLC, its wholly owned subsidiary.  From December, 2013 to present he has served as Vice President-Construction of  a major engineering and construction firm, overseeing capital oil & gas construction projects  in the State of Alaska.

        (3)     Not applicable.

(d)   See sub-paragraph (c), above.

(e)   Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 27, 2014                                                                                                                                               BROADLEAF CAPITAL PARTNERS, INC.

By:/s/ Craig Crawford
Name: Craig Crawford
Title: President